Exhibit 4.1

MEDICAL CARE TECHNOLOGIES INC.

SUBSCRIPTION AGREEMENT

NOTICE TO INVESTORS

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO PROSPECTIVE INVESTOR IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. IN ADDITION, THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4(g). THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS PROVIDED BY THE COMPANY (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE

FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SUBSCRIPTION AGREEMENT

This subscription agreement (this “Subscription Agreement” or the “Agreement”) is entered into by and between MEDICAL CARE TECHNOLOGIES INC., a Nevada corporation (hereinafter the “Company”) and the undersigned (hereinafter the “Investor”) as of the date set forth on the signature page hereto. Any term used but not defined herein shall have the meaning set forth in the Offering Circular (as defined below).

RECITALS

WHEREAS, the Company desires to offer shares of its common stock, par value $0.001 per share (the “Common Stock”) on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Tier 1 offering (the “Offering”), at a purchase price of $.__ per share (the “Per Share Purchase Price”), for total gross proceeds of up to $1,000,000 (the “Maximum Offering”); and

WHEREAS, the Investor desires to acquire that number of shares of Common Stock (the “Shares”) as set forth on the signature page hereto at the purchase price set forth herein; and

WHEREAS, the Offering will terminate on the first to occur of: (i) one year from the date of the Offering Circular as filed with the US Securities and Exchange Commission; or (ii) the date on which the Maximum Offering is sold (in either case, the “Termination Date”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

   1.  Subscription.

(a) The Investor hereby irrevocably subscribes for and agrees to purchase the number of Shares set forth on the signature page hereto at the Per Share Purchase Price, upon the terms and conditions set forth herein. The aggregate purchase price for the Shares with respect to each Investor (the “Purchase Price”) is payable in the manner provided in Section 2(a) below.

(b) Investor understands that the Shares are being offered pursuant to the Form 1-A Regulation A Offering Circular dated _____________, 2024 and its exhibits as filed with and qualified by the Securities and Exchange Commission (the “SEC”) on______________, 2024 (collectively, the “Offering Circular”). The Company will accept tenders of funds to purchase the Shares. The Company will close on investments on a “rolling basis,” pursuant to the terms of the Offering Circular. As a result, not all investors will receive their Shares on the same date.

(c) This subscription may be accepted or rejected in whole or in part, for any reason or for no reason, at any time prior to the Termination Date, by the Company at its sole and absolute discretion. In addition, the Company, at its sole and absolute discretion, may allocate to Investor only a portion of the number of the Shares that Investor has subscribed for hereunder. The Company will notify Investor whether this subscription is accepted (whether in whole or in part) or rejected. If Investor’s subscription is rejected, Investor’s payment (or portion thereof if partially rejected) will be returned to Investor without interest and all of Investor’s obligations hereunder shall terminate. In the event of rejection of this subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) to an Investor is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in full force and effect.

(d) The terms of this Subscription Agreement shall be binding upon Investor and its permitted transferees, heirs, successors and assigns (collectively, the “Transferees”); provided, however, that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall acknowledge and agree to be bound by the representations and warranties of Investor and the terms of this Subscription Agreement. No transfer of this Agreement may be made without the consent of the Company, which may be withheld in its sole and absolute discretion.

2.  Payment and Purchase Procedure. The Purchase Price shall be paid simultaneously with Investor’s subscription. Investor shall deliver payment for the aggregate purchase price of the Shares by check, credit card, ACH deposit or by wire transfer to an account designated by the Company in Section 8 below. The Investor acknowledges that, in order to subscribe for Shares, he must fully comply with the purchase procedure requirements set forth in Section 8 below.

3.  Representations and Warranties of the Company. The Company represents and warrants to Investor that the following representations and warranties are true and complete in all material respects as of the date of each Closing: (a) the Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Shares and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business; (b) The issuance, sale and delivery of the Shares in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable; (c) the acceptance by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of this Subscription Agreement, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by the Company’s certificate of incorporation, bylaws and the Nevada Business Corporation Act in general.

4.  Representations and Warranties of Investor. By subscribing to the Offering, Investor (and, if Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Investor is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects, as of the date of each Closing:

(a) Requisite Power and Authority. Investor has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver this Subscription Agreement and to carry out the provisions thereof. All actions on Investor’s part required for the lawful subscription to the offering have been or will be effectively taken prior to the Closing. Upon subscribing to the Offering, this Subscription Agreement will be a valid and binding obligation of Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Company Offering Circular. Investor acknowledges the public availability of the Company’s Offering Circular which can be viewed on the SEC Edgar Database, under the CIK number 0001929281. This Offering Circular is made available in the Company’s qualified offering statement on SEC Form 1-A, as amended, and was qualified by the SEC on _______ ______, 2022. In the Company’s Offering Circular, it makes clear the terms and conditions of the offering of Shares and the risks associated therewith are described. Investor has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Investor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Investor acknowledges that except as set forth herein, no representations or warranties have been made to Investor, or to Investor’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(c) Investment Experience; Investor Determination of Suitability. Investor has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Shares, and to make an informed decision relating thereto. Alternatively, the Investor has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Shares, and to make an informed decision relating thereto. Investor has evaluated the risks of an investment in the Shares, including those described in the section of the Offering Circular entitled “Risk Factors,” and has determined that the investment is suitable for Investor. Investor has adequate financial resources for an investment of this character. Investor could bear a complete loss of Investor’s investment in the Company.

(d) No Registration. Investor understands that the Shares are not being registered under the Securities Act on the ground that the issuance is exempt under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of Investor's representations and warranties, and those of the other purchasers of the Shares, in the offering. Investor further understands that, at present, the Company is offering the Shares solely by members of its management. However, the Company reserves the right to engage the services of a broker/dealer who is registered with the Financial Industry Regulatory Authority (“FINRA”). Accordingly, until such FINRA registered broker/dealer has been engaged as a placement or selling agent, the Shares may not be “covered securities” under the National Securities Market Improvement Act of 1996, and the Company may be required to register or qualify the Shares under the securities laws of those states in which the Company intends to offer the Shares. In the event that Shares are so registered or qualified, the Company will notify the Investor and all prospective purchasers of the Shares as to those states in which the Company is permitted to offer and sell the Shares. In the event that the Company engages a FINRA registered broker/dealer as placement or selling agent, and FINRA approves the compensation of such broker/dealer, then the Shares will no longer be required to be registered under state securities laws on the basis that the issuance thereof is exempt as an offer and sale not involving a registrable public offering in such state, as the Shares will be “covered securities” under the National Securities Market Improvement Act of 1996. The Investor covenants not to sell, transfer or otherwise dispose of any Shares unless such Shares have been registered under the applicable state securities laws in which the Shares are sold, or unless exemptions from such registration requirements are otherwise available.

(e) Illiquidity and Continued Economic Risk. Investor acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Company has no obligation to list any of the Shares on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares. Investor must bear the economic risk of this investment indefinitely and Investor acknowledges that Investor is able to bear the economic risk of losing Investor’s entire investment in the Shares.

(f) Reserved.

(g) Stockholder Information. In addition to providing the Investor Questionnaire attached hereto, within five (5) days after receipt of a request from the Company, Investor hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited investor status of the Company’s stockholders. Investor further agrees that in the event it transfers any Shares, it will require the transferee of such Shares to agree to provide such information to the Company as a condition of such transfer.

(h) Valuation; Arbitrary Determination of Per Share Purchase Price by the Company. Investor acknowledges that the Per Share Purchase Price of the Shares to be sold in this offering was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Investor further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that Investor’s investment will bear a lower valuation.

(i) Domicile. Investor maintains Investor’s domicile (and is not a transient or temporary resident) at the address provided with Investors subscription.

(j) Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

(k)  Fiduciary Capacity. If Investor is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Investor has been duly authorized and empowered to execute this Agreement and all other subscription documents. Upon request of the Company, Investor will provide true, complete and current copies of all relevant documents creating the Investor, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

5.  Indemnity. The representations, warranties and covenants made by Investor herein shall survive the closing of this Subscription Agreement. Investor agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with this transaction.

6.  Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this Subscription Agreement, shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Subscription Agreement and any documents included within the Offering Circular (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Broward County, Florida. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Broward County, Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the documents included within the Offering Circular), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an action or proceeding to enforce any provisions of the documents included within the Offering Circular, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act and does not apply to claims arising under the federal securities laws. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and you cannot waive our compliance with these laws, rules, and regulations.

IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

This Waiver of Jury Trial does not waive compliance with federal securities laws and the rules and regulations promulgated thereunder. Accordingly, this Jury Trial Waiver provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and you cannot waive our compliance with these laws, rules, and regulations.

7.  Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed on the date of such delivery to the address of the respective parties as follows, if to the Company, to BioLife Sciences Inc., 2831 St. Rose Parkway #200, Henderson, NV USA 89052, Attention: Justin De Four, Chairman and Chief Executive Officer. If to Investor, at Investor’s address supplied in connection with this subscription, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above.

8.  Purchase Procedure. The Investor acknowledges that, in order to subscribe for Shares, he must, and he does hereby, deliver to the Company: (a) a fully completed and executed counterpart of the Signature Page attached to this Subscription Agreement; and (b) payment for the aggregate Purchase Price in the amount set forth on the Signature Page attached to this Agreement. Payment may be made by either check, wire, credit card or ACH deposits.

Please send checks to the Company.

Medical Care Technologies Inc.

1910 S. Stapley Drive, Suite 221

Mesa, AZ 85204

Wire instructions:

Name and Address of Bank:

ABA#
Account#

For the benefit of:  Medical Care Technologies Inc.

9.  Miscellaneous. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. Other than as set forth herein, this Subscription Agreement is not transferable or assignable by Investor. The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Investor and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns. None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor. In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement. The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription

Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. This Subscription Agreement supersedes all prior discussions and agreements between the parties, if any, with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person. The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Subscription Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. All notices and communications to be given or otherwise made to Investor shall be deemed to be sufficient if sent by e-mail to such address provided by Investor on the signature page of this Subscription Agreement. Unless otherwise specified in this Subscription Agreement, Investor shall send all notices or other communications required to be given hereunder to the Company by email to ir@biolifesciences.com followed by a copy via FedEx or other national overnight courier service. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the e-mail has been sent (assuming that there is no error in delivery). As used in this Section 9, the term “business day” shall mean any day other than a day on which banking institutions in the State of California are legally closed for business. This Subscription Agreement may be executed in one or more counterparts. No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10.  Consent to Electronic Delivery of Notices, Disclosures and Forms. Investor understands that, to the fullest extent permitted by law, any notices, disclosures, forms, privacy statements, reports or other communications (collectively, “Communications”) regarding the Company, the Investor’s investment in the Company and the shares of Common Stock (including annual and other updates and tax documents) may be delivered by electronic means, such as by e-mail. Investor hereby consents to electronic delivery as described in the preceding sentence. In so consenting, Investor acknowledges that e-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems or may be intercepted, deleted or interfered with, with or without the knowledge of the sender or the intended recipient. The Investor also acknowledges that an e-mail from the Company may be accessed by recipients other than the Investor and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems. Neither the Company, nor any of its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Company Parties”), gives any warranties in relation to these matters. Investor further understands and agrees to each of the following: (a) other than with respect to tax documents in the case of an election to receive paper versions, none of the Company Parties will be under any obligation to provide Investor with paper versions of any Communications; (b) electronic Communications may be provided to Investor via e-mail or a website of a Company Party upon written notice of such website’s internet address to such Investor. In order to view and retain the Communications, the Investor’s computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format (“PDF”) file created by Adobe Acrobat. Further, the Investor must have a personal e-mail address capable of sending and receiving e-mail messages to and from the Company Parties. To print the documents, the Investor will need access to a printer compatible with his or her hardware and the required software; (c) if these software or hardware requirements change in the future, a Company Party will notify the Investor through written notification. To facilitate these services, the Investor must provide the Company with his or her current e-mail address and update that information as necessary. Unless otherwise required by law, the Investor will be deemed to have received any electronic Communications that are sent to the most current e-mail address that the Investor has provided to the Company in writing; (d) none of the Company Parties will assume liability for non-receipt of notification of the availability of electronic Communications in the event the Investor’s e-mail address on file is invalid; the Investor’s e-mail or Internet service provider filters the notification as “spam” or “junk mail”; there is a malfunction in the Investor’s computer, browser, internet service or software; or for other reasons beyond the control of the Company Parties; and (e) solely with respect to the provision of tax documents by a Company Party, the Investor agrees to each of the following: (i) if the Investor does not consent to receive tax documents electronically, a paper copy will be provided, and (ii) the Investor’s consent to receive tax documents electronically continues for every tax year of the Company until the Investor withdraws its consent by notifying the Company in writing.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOLLOW]

INVESTOR CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE INVESTOR HEREIN IS TRUE AND COMPLETE.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED. THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT, IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON, ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE DOLLAR AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the ______ day of _________, 2024.

Investor Name:

Number of Shares Subscribed For:

Total Purchase Price:	$

Signature of Investor:
Name of Signer

Title of Signer

Address of Investor:

E-Mail Address:

Investor’s SS# or Tax ID#:

ACCEPTED BY: MEDICAL CARE TECHNOLOGIES INC.

Signature of Authorized Signatory: __________________________________

Name of Authorized Signatory: ___________________________, CEO

Date of Acceptance: _________________, 2024.

[Signature Page to Subscription Agreement]

INVESTOR QUESTIONNAIRE (US INVESTORS)

Name of Subscriber: _________________________________________________________________

The offer and sale of securities of MEDICAL CARE TECHNOLOGIES INC. (the “Company”), is not being registered under the Securities Act of 1933, as amended (the “1933 Act”) or qualified under state securities laws, in reliance upon exemptions from such registration and qualification requirements for transactions not involving any public offering. Information supplied through this Questionnaire will be used to ensure compliance with the requirements of such exemptions.

The Subscriber represents and warrants to the Company that: (a) The information contained herein is complete and accurate and may be relied upon by the Company; and (b) Subscriber will notify the Company immediately of any material change in any information contained herein occurring prior to the acceptance or rejection of the Subscriber’s subscription for Units of the Company.

ALL INFORMATION ON WILL BE TREATED CONFIDENTIALLY
(Please print and attach additional pages where necessary to fully answer questions.)

INSTRUCTIONS:

IF THE SUBSCRIBER IS A PARTNERSHIP, PLEASE ATTACH AN EXECUTED COPY OF THE PARTNERSHIP AGREEMENT AND ALL AMENDMENTS THERETO.

IF THE SUBSCRIBER IS A LIMITED LIABILITY COMPANY, PLEASE ATTACH AN EXECUTED COPY OF THE OPERATING AGREEMENT AND ALL AMENDMENTS THERETO.

IF THE SUBSCRIBER IS A CORPORATION, PLEASE ATTACH A COPY OF THE ARTICLES OF INCORPORATION AND BY-LAWS OF THE CORPORATION (AND ALL AMENDMENTS THERETO) AND A BOARD OF DIRECTORS RESOLUTION (CERTIFIED BY THE SECRETARY OF THE CORPORATION) AUTHORIZING THE INVESTMENT.

IF THE SUBSCRIBER IS A TRUST, PLEASE ATTACH A COPY OF THE TRUST AGREEMENT AND ALL AMENDMENTS THERETO.

IF THE SUBSCRIBER IS AN ERISA PLAN, PLEASE ATTACH A COPY OF THE PLAN AND A COPY OF THE RESOLUTION REQUIRED BY THE PLAN AUTHORIZING THE INVESTMENT DULY EXECUTED BY THE PLAN FIDUCIARY.

For each of the categories listed below, place your initials on the line “Yes” or “No”, as the case may be, to indicate whether you qualify as an Accredited Investor.

1.       Are you are broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934?

Yes [ ]       No [ ]

2.       Are you an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Investment Company Act of 1940?

Yes [ ]       No [ ]

3.       Are you an employee benefit plan within the meaning of Title I of the employee Retirement Income Security Act of 1974 (other than a pension or profit-sharing trust of the issuer, a self-employed individual retirement plan or individual retirement account) the investment decision for which is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors?

Yes [ ]       No [ ]

4.       A private business development company as defined in section 202(a) (22) of the Investment Advisor Act of 1940?

Yes [ ]       No [ ]

5.       Are you a director, executive officer, or general partner of the Company?

Yes [ ]       No [ ]

6.       Are you a natural person (not an entity) whose individual net worth, or joint net worth with your spouse, exceeds $1 million (excluding the value of your primary residence)?

Yes [ ]       No [ ]

7.       Are you a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year?

Yes [ ]       No [ ]

8.       Are you a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (a sophisticated person being one who has such knowledge and experience in business and financial matters that he is capable of evaluating the merits and risk of the prospective investment)?

Yes [ ]       No [ ]

9.       Are you an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, or Massachusetts of similar trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000?

Yes [ ]       No [ ]

10.       Do you otherwise qualify as an accredited investor pursuant to Rule 501 of Regulation D of the Securities Act of 1933 or any other section of the Act?

Yes [ ]       No [ ]

If “yes”, please describe basis of qualification: ________________________________________

11.       Lack of Qualification. I do not meet any of the above standards.

Yes [ ] No [ ]

If you answered yes to number 11, above, please complete the following:

Non-Accredited Investor Disclosure: (Please Initial Each Line):

_____ Although not an Accredited Investor, I have such knowledge and experience in financial and business matters that it is are capable of evaluating the merits and risks of an investment in the Common Stock on the basis of its investment experience, business experience, professional experience, and/or education or have discussed with my attorney, accountant or other advisor (a “Purchaser Representative”) who is knowledgeable and experienced in such matters whether an investment in the Series B Membership Interest is appropriate in light of my financial circumstances and have received the advice of such Purchaser Representative with respect to the merits and risks of such an investment. Together with such Purchaser Representative, and with the benefit of his advice, I have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Common Stock.

_____ I have consulted with an outside adviser such as an attorney or accountant (a “Purchaser Representative”) with regard to my investment in the Company.

_____ I or my Purchaser Representative have been given the opportunity to speak with the officers of the Company and ask any questions of them, and receive answers from them, about the Company.

___ I understand that the Company has not produced any revenue, is in the startup stage and does not have audited financial statements, but that I will receive financial statements once the Company begins producing them.

____ I or my Purchaser Representative been given the opportunity to obtain any additional information necessary to verify the accuracy of the information supplied to us.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this day of__, 2024.

FOR EXECUTION BY AN INDIVIDUAL:

Signature of Investor	Tax Identification or Social Security Number

Name of Investor - Please Print	Telephone Number - Home

Address	Telephone Number - Business

City, State and Zip Code

FOR EXECUTION BY AN ENTITY:

Print Name of Entity: _____________________________________

By: __________________________________________________
Name: ________________________________________________
Title: _________________________________________________
Date:_________________________________________________

Business address: _______________________________________

Business phone number: ( )_________________________________
Business fax number: ( ) ___________________________________
Business email address: ___________________________________
Tax Identification Number: _________________________________

Anti-Money Laundering Certification

This section must be completed for the subscriber-beneficial investor. For more information, see AML Definitions section below.

         By initialing below, I hereby represent and certify that I am not involved in any money laundering scheme and that my investment funds have not been directly or indirectly derived from activities that may contravene U.S. or international laws, rules and regulations designed to avoid money laundering, including, without limitation, the provisions of the Bank Secrecy Act of 1970, as amended.  Neither I nor any person controlling, controlled by, or under common control with me, nor any person having a beneficial interest in my investments, is a country, territory, person or entity named on the U.S. Department of Treasury’s Office of Foreign Asset Control list, or is a person or entity that resides or has a place of business in a country or territory named in such lists. I agree to notify you promptly should I become aware of any changes to the information set forth in this statement.  I acknowledge that, due to anti-money laundering requirements operating in the United States and the particular fund’s own internal anti-money laundering policies, such fund may require further identification from me and the source of the investment funds before any subscriptions can be processed, monies accepted or a redemption request processed. I shall hold the fund, the investment adviser and each of its respective principals, members, directors, officers, and employees harmless and indemnified against any loss arising as a result of a failure to process this Questionnaire or a redemption application if any information that has been required by an indemnified party has not been satisfactorily provided by me. I further acknowledge that all subscription payments transferred to a fund must originate directly from a bank or brokerage account in my name.

         If I am (1) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (2) an entity investing on behalf of underlying investors (including a fund-of-funds), other than a publicly traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force (FATF) Compliant Jurisdiction (hereinafter referred collectively as Beneficial Owners), I represent and warrant that:

☐         I understand and acknowledge the representations, warranties and agreements made herein are made by me with respect to me, and with respect to the Beneficial Owners.

☐         I have all requisite power and authority from the Beneficial Owners to execute and perform the obligations under this Questionnaire and Registered User’s Agreement.

☐         I have adopted and implemented anti-money laundering policies, procedures and controls that comply with, and will continue to comply in all respects with, the requirements of applicable anti-money laundering laws and regulations.

☐         I have established or have access to the identity of all Beneficial Owners, hold evidence of or have access to such identities, and will make such information available to a fund upon request, and have procedures in place to ensure that the Beneficial Owners are not Prohibited Investors.

I Agree

_____________________

(Subscriber Initials)

ANTI-MONEY LAUNDERING DEFINITIONS

FATF—Financial Action Task Force on Money Laundering.

FATF-Compliant Jurisdiction—one that is a member in good standing of FATF and has undergone two rounds of FATF mutual evaluations.

Non-Cooperative Jurisdiction—any non-U.S. country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.

Foreign Bank—an entity that is organized under the laws of a non-U.S. country, engages in the business of banking, is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, receives deposits to a substantial extent in the regular course of its business, and has the power to accept demand deposits, but does not include the U.S. branches or agencies of a non-U.S. bank.

Foreign Shell Bank—a Foreign Bank without a physical presence in any country, excluding a Regulated Affiliate.

Regulated Affiliate—a Foreign Shell Bank that is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a physical presence in the United States or a non-U.S. country, as applicable, and is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

Physical Presence—a place of business maintained by a Foreign Bank and located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, and at which location the Foreign Bank employs one or more individuals on a full-time basis, maintains operating records related to its banking activities, and is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

Prohibited Investor—(1) a person or entity whose name appears on the various lists issued and maintained by the U.S. Office of Foreign Assets Control (OFAC), including the List of Specially Designated Nationals and Blocked Persons, the Specially Designated Terrorists List and the Specially Designated Narcotics Traffickers List; (2) a Foreign Shell Bank; or (3) a person or entity who is a citizen or resident of, or which is located in, or whose subscription funds are transferred from or through, a Foreign Bank in a Non-Cooperative Jurisdiction or Sanctioned Regime.

Sanctioned Regimes—targeted foreign countries, terrorism-sponsoring organizations and international narcotics traffickers in respect of which OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals.

USA Patriot Act—the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 (Pub. L. No. 107-56).